Calculation of Filing Fee Tables
S-3
Redwire Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(o)			$ 250,000,000.00	0.0001381	$ 34,525.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 250,000,000.00		$ 34,525.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,315.00
			Net Fee Due:						$ 20,210.00
Offering Note
[1]	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form S-3ASR (File No. 333- 289380) of Redwire Corporation filed with the Securities and Exchange Commission ("SEC") on August 7, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Redwire Corp	S-3	333-274375	09/06/2023		$ 14,315.00	Unallocated (Universal) Shelf			$ 129,904,575.00
Fee Offset Sources	2	Redwire Corp	S-3	333-274375		09/06/2023						$ 14,315.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $400,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-274375) filed with the SEC on September 6, 2023 (the "Prior Registration Statement") and declared effective on September 14, 2023. As of the date of this prospectus supplement, the registrant sold an aggregate of $270,095,425, representing $29,765 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $129,904,575, representing $14,315 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $14,315 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will continue to be applied to these securities included in this prospectus supplement, and the offering of securities under the Prior Registration Statement has terminated.

Offset Note
[2]	See note 1

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A